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                                                                    Exhibit 23.2

                                [letterhead of]

                            McGLADREY & PULLEN, LLP
                 --------------------------------------------
                 Certified Public Accountants and Consultants



                      CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
David Manufacturing Co.
Mason City, Iowa

To the Board of Directors
The GSI Group, Inc.
Assumption, Illinois

We hereby consent to the use in this Registration Statement of our report, dated December 10, 1997, relating to the financial statements of David Manufacturing Co. and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                       /s/  McGLADREY & PULLEN, LLP

                                            McGLADREY & PULLEN, LLP


Mason City, Iowa

March 16, 1998